QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.1

FIFTH SUPPLEMENTAL INDENTURE

        FIFTH SUPPLEMENTAL INDENTURE (this "Fifth Supplemental Indenture"), dated as of April 1, 2013, among NBTY, Inc., a Delaware corporation (the "Company"), Perfectly Pure, LLC, a Delaware limited liability company and a subsidiary of the Company (the "Guaranteeing Subsidiary"), and The Bank of New York Mellon, as trustee under the Indenture referred to below (the "Trustee").

W I T N E S S E T H

        WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of October 1, 2010, as amended and supplemented through the date of this Fifth Supplemental Indenture (the "Indenture"), providing for the issuance of 9% Senior Notes due 2018 (the "Notes");

        WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall, jointly and severally, unconditionally and irrevocably guarantee with each other Guarantor to the extent lawful all of the Guarantor Obligations on the terms and conditions set forth herein and in the Indenture (the "Guarantees"); and

        WHEREAS, pursuant to Section 9.5 of the Indenture, the Trustee is authorized to execute and deliver this Fifth Supplemental Indenture.

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

        Section 1. RATIFICATION OF INDENTURE. Except as specifically modified herein, the Indenture is in all respects ratified and confirmed and shall remain in full force and effect in accordance with its terms.

        Section 2. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture, unless the context otherwise requires.

        Section 3. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantees and in the Indenture including but not limited to Article X thereof.

        Section 4. NO RECOURSE AGAINST OTHERS. An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

        Section 5. GOVERNING LAW. THIS FIFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        Section 6. WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIFTH SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 7. COUNTERPARTS. The parties may sign any number of copies of this Fifth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Fifth Supplemental Indenture by telecopier, facsimile or other electronic transmission (i.e., a "pdf" or "tif") shall be effective as delivery of a manually executed counterpart thereof.

        Section 8. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

        Section 9. RECITALS; TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company. In acting hereunder, the Trustee shall be entitled to the rights, protections and immunities given to it under the Indenture.

2

        IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed and attested, all as of the date first above written.

NBTY, INC.
By:	/s/ MICHAEL COLLINS
	Name:	Michael Collins
	Title:	Chief Financial Officer
PERFECTLY PURE, LLC
By:	/s/ MICHAEL COLLINS
	Name:	Michael Collins
	Title:	Senior Vice President & Chief Financial Officer

[Signature Page to Fifth Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ MARYANN JOSEPH
	Name:	Maryann Joseph
	Title:	Vice President

[Signature Page to Fifth Supplemental Indenture]

QuickLinks

W I T N E S S E T H